Effective February 24, 2012, the underlying shares of each American Depositary Share will be reclassified to Preferred Shares.
EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents 100 deposited
Shares)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR SERIES B PREFERRED SHARES
WITHOUT PAR VALUE OF
CENTRAIS ELETRICAS DE SANTA CATARINA
S.A.  CELESC
(INCORPORATED UNDER THE LAWS OF THE
FEDERATIVE REPUBLIC OF BRAZIL)
The Bank of New York, as depositary (hereinafter called the Depositary), hereby certifies that, or registered assigns IS THE OWNER OF
AMERICAN DEPOSITARY SHARES
representing deposited Series B Preferred Shares, without par value (herein called Shares), of Centrais Eletricas de Santa Catarina S.A. CELESC, incorporated under the laws of the Federative Republic of Brazil (herein called the Company). At the date hereof, each American Depositary
Share represents 100 Shares deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal Sao Paulo office of Banco Itau, S.A. (herein called the Custodian). The Depositarys Corporate Trust Office is located at a different address than its principal executive office. The Depositarys Corporate Trust Office is located at 101 Barclay Street,
New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE TRUST
OFFICE ADDRESS IS 101 BARCLAY STREET,
NEW YORK, N.Y. 10286



1	THE DEPOSIT AGREEMENT.
This American Depositary Receipt is one of an issue (herein called Receipts), all issued and to be issued upon the terms and conditions set forth in the amended and restated
deposit agreement, dated as of June 12, 2002 (as the same
may be further amended, the Deposit Agreement), by and
among the Company, the Depositary, and all Owners and
Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt or an interest therein agrees to become a party thereto and
become bound by all the terms and conditions thereof and
hereof.  The Deposit Agreement sets forth the rights of
Owners and Beneficial Owners of the Receipts and the
rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of
such Shares and held thereunder (such Shares, securities, property, and cash are herein called Deposited Securities). Copies of the Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New York City and
at the office of the Custodian.
The statements made on the face and reverse of this
Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Capitalized terms defined in the Deposit
Agreement and not defined herein shall have the meanings
set forth in the Deposit Agreement.
2	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF DEPOSITED SECURITIES.
Upon surrender at the Depositarys Corporate Trust Office
of this Receipt, and upon payment of the fee of the
Depositary provided in this Receipt, and subject to the
terms and conditions of the Deposit Agreement, the Owner
hereof is entitled to delivery, without reasonable delay, to him or upon his order, of the amount of Deposited
Securities at the time represented by the American
Depositary Shares for which this Receipt is issued.
Delivery of such Deposited Securities may be made by the
delivery of (a) certificates in the name of the Owner hereof or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer and (b) any other securities, property and cash to which such Owner is
then entitled in respect of this Receipt.  Such delivery will be made at the option of the Owner hereof, either at the
office of the Custodian or at the Depositarys Corporate
Trust Office of the Depositary, provided that the
forwarding of certificates for Shares or other Deposited Securities for such delivery at the Depositarys Corporate
Trust Office shall be at the risk and expense of the Owner
hereof.
3	TRANSFERS, SPLITUPS AND
COMBINATIONS OF RECEIPTS.
The transfer of this Receipt is registrable on the books of
the Depositary at the Depositarys Corporate Trust Office
by the Owner hereof in person or by a duly authorized
attorney, upon surrender of this Receipt properly endorsed
for transfer or accompanied by proper instruments of
transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary
may establish for such purpose.  This Receipt may be split
into other such Receipts, or may be combined with other
such Receipts into one Receipt, evidencing the same
aggregate number of American Depositary Shares as the
Receipt or Receipts surrendered.  As a condition precedent
to the execution and delivery, registration of transfer,
splitup, combination, or surrender of any Receipt or
withdrawal of any Deposited Securities, the Depositary, the Company, the Custodian, or the Registrar may require payment from the depositor of the Shares or the presentor
of the Receipt of a sum sufficient to reimburse it for any
tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof
satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, this Article 3.
The delivery of Receipts against deposit of Shares generally or against deposit of particular Shares may be suspended, or the registration of transfer of Receipts in particular
instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are
closed, or if any such action is deemed necessary or
advisable by the Depositary or the Company at any time or
from time to time because of any requirement of law or of
any government or governmental body or commission, or
under any provision of the Deposit Agreement or this
Receipt, or for any other reason, subject to the provisions of the following sentence. Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the
surrender of outstanding Receipts and withdrawal of
Deposited Securities may not be suspended subject only to
(i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders meeting, or the payment of dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with any U.S. or
foreign laws or governmental regulations relating to the
Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit
Agreement any Shares required to be registered under the provisions of the Securities Act of 1933 for the public offer and sale thereof in the United States unless a registration statement is in effect as to such Shares for such offer and sale.  The Depositary will comply with written instructions
of the Company not to accept for deposit under the Deposit Agreement any Shares reasonably identified in such instructions in order to facilitate the Companys compliance
with the securities laws in the United States.
4	LIABILITY OF OWNER OR BENEFICIAL
OWNER FOR TAXES.
If any tax or other governmental charge shall become
payable with respect to any Receipt or any Deposited
Securities represented hereby, such tax or other
governmental charge shall be payable by the Owner or
Beneficial Owner hereof to the Depositary.  The Depositary
may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented by
American Depositary Shares evidenced by such Receipt
until such payment is made, and may withhold any
dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner hereof any part or all of
the Deposited Securities represented by the American
Depositary Shares evidenced by this Receipt, and may
apply such dividends or other distributions or the proceeds
of any such sale in payment of such tax or other
governmental charge and the Owner or Beneficial Owner
hereof shall remain liable for any deficiency.
5	WARRANTIES ON DEPOSIT OF SHARES.
Every person depositing Shares under the Deposit
Agreement shall be deemed thereby to represent and
warrant that such Shares and each certificate therefor, if
any, are validly issued, fully paid, nonassessable, and free of any preemptive rights of the holders of outstanding
Shares and that the person making such deposit is duly
authorized so to do.  Every such person shall also be
deemed to represent that such Shares are not, and American Depositary Shares representing such Shares would not be, Restricted Securities. Such representations and warranties shall survive the deposit of Shares and delivery of Receipts.
6	FILING PROOFS, CERTIFICATES, AND
OTHER INFORMATION.
Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such
proof of citizenship or residence, exchange control
approval, or such information relating to the registration on the books of the Company or the Foreign Registrar, if
applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may reasonably request in writing to the Depositary. The Depositary may withhold the delivery or registration of transfer of any
Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or
other information is filed or such certificates are executed or such representations and warranties made to the
Companys or the Depositarys satisfaction, as the case may
be.  No Share shall be accepted for deposit unless
accompanied by evidence satisfactory to the Depositary
that any necessary approval has been granted by any
governmental body in the Federative Republic of Brazil
which is then performing the function of the regulation of
currency exchange.
7	CHARGES OF DEPOSITARY.
The Company agrees to pay the fees, reasonable expenses
and out of pocket charges of the Depositary and those of
any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present its
statement for such charges and expenses to the Company
once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.
The following charges shall be incurred by any party
depositing or withdrawing Shares or by any party
surrendering Receipts or to whom Receipts are issued
(including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited
Securities or a distribution of Receipts pursuant to Section
4.3 of the Deposit Agreement), or by Owners, as applicable:
(1) taxes and other governmental charges, (2) such
registration fees as may from time to time be in effect for
the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit
Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit
Agreement, (4) such expenses as are incurred by the
Depositary in the conversion of Foreign Currency pursuant
to Section 4.05 of the Deposit Agreement, (5) a fee of
$5.00 or less per 100 American Depositary Shares (or
portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3, 4.3 or 4.4 of the Deposit
Agreement and the surrender of Receipts pursuant to
Section 2.5 or 6.2 of the Deposit Agreement, (6) a fee of
$.02 or less per American Depositary Share (or portion
thereof) for any cash distribution made pursuant to Sections
4.1 through 4.4 of the Deposit Agreement, (7) a fee for the distribution of securities pursuant to Section 4.2 of the
Deposit Agreement, such fee being in an amount equal to
the fee for the execution and delivery of American
Depositary Shares referred to above which would have
been charged as a result of the deposit of such securities
(for purposes of this clause 7 treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners, (8) a fee of $.02
or less per American Depositary Share (or portion thereof)
for depositary services, which will accrue on the last day of each calendar year and will be payable as provided in clause
9 below provided, however, that no fee will be assessed
under this clause 8 if a fee was charged pursuant to clause 6 above during that calendar year and (9) any other charge payable by the Depositary, any of the Depositarys agents, including the Custodian, or the agents of the Depositarys agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners of record as of the date or dates set by the Depositary in accordance with Section 4.06 of the Deposit Agreement and shall be collected at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).
The Depositary, subject to Article 8 hereof, may own and
deal in any class of securities of the Company and its
affiliates and in Receipts.
8	PRERELEASE OF RECEIPTS.
Notwithstanding Section 2.3 of the Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement (a PreRelease). The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares
upon the surrender and cancellation of Receipts which have
been PreReleased, whether or not such cancellation is prior
to the termination of such PreRelease or the Depositary
knows that such Receipt has been PreReleased.  The
Depositary may receive Receipts in lieu of Shares in
satisfaction of a PreRelease. Each PreRelease will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Shares are to be delivered
that such person, or its customer, owns the Shares or
Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the
Depositary on not more than five (5) business days notice,
and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares represented by American Depositary
Shares which are outstanding at any time as a result of PreReleases will not normally exceed thirty percent (30%)
of the Shares deposited under the Deposit Agreement
provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.
The Depositary may retain for its own account any
compensation received by it in connection with the
foregoing.
9	TITLE TO RECEIPTS.
It is a condition of this Receipt and every successive Owner and Beneficial Owner of this Receipt by accepting or
holding the same consents and agrees, that title to this
Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York provided, however, that the
Depositary and the Company, notwithstanding any notice
to the contrary, may treat the person in whose name this
Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes and neither the
Depositary nor the Company will have an obligation or be
subject to any liability under the Deposit Agreement or this Receipt to any holder of a Receipt, unless such holder is the Owner thereof.
10	VALIDITY OF RECEIPT.
This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned
by the manual signature of a duly authorized officer of the
Registrar.
11	REPORTS INSPECTION OF TRANSFER
BOOKS.
The Company will furnish the Securities and Exchange
Commission with certain public reports and documents
required by foreign law or otherwise under Rule 12g32(b)
under the Securities Exchange Act of 1934, as amended.
Such reports and documents, and all notices, reports and communications referred to herein, shall be in English to the extent required under Rule 12g32(b) under the Securities
Exchange Act of 1934, as amended, or otherwise under
such Act and to the extent such notice, report or
communication has been translated by the Company.
Should the Company become subject to periodic reporting
or other informational requirements under the Securities
Exchange Act of 1934, as amended, it will in accordance
therewith file reports and other information with the
Commission.  Such reports and documents will be available
for inspection and copying by Owners and Beneficial
Owners at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington,
D.C. 20549.
The Depositary will make available for inspection by
Owners of Receipts at the Depositarys Corporate Trust
Office any reports and communications, including any
proxy soliciting material, received from the Company which
are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Owners of Receipts copies of such reports when furnished by the Company pursuant to
the Deposit Agreement.  Any such reports and
communications, including any such proxy soliciting
material, furnished to the Depositary by the Company shall
be furnished in English to the extent such materials are
required to be translated into English pursuant to any regulations of the Commission.
The Depositary will keep books, at the Depositarys
Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts and the
Company provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of
the Company or a matter related to the Deposit Agreement
or the Receipts.
12	DIVIDENDS AND DISTRIBUTIONS.
Whenever the Depositary or the Custodian receives any
cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a Foreign Currency can in the judgment of the Depositary be converted on a
reasonable basis into United States dollars transferable to
the United States, and subject to the Deposit Agreement,
convert such dividend or distribution into dollars and will distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Article 7 hereof
and Section 5.09 of the Deposit Agreement) to the Owners
of Receipts entitled thereto provided, however, that in the
event that the Company or the Depositary is required to
withhold and does withhold from any cash dividend or
other cash distribution in respect of any Deposited
Securities an amount on account of taxes, the amount
distributed to the Owners of the Receipts evidencing
American Depositary Shares representing such Deposited
Securities shall be reduced accordingly.
Subject to the provisions of Section 4.11 and 5.9 of the
Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Section
4.1, 4.3 or 4.4 of the Deposit Agreement, the Depositary
will cause the securities or property received by it to be distributed to the Owners entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts
entitled thereto, or if for any other reason the Depositary
deems such distribution not to be feasible, the Depositary
may, after consultation with the Company, adopt such
method as it may deem equitable and practicable for the
purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of
the Depositary as provided in Article 7 hereof and Section
5.9 of the Deposit Agreement) will be distributed by the Depositary to the Owners of Receipts entitled thereto all in the manner and subject to the conditions described in
Section 4.1 of the Deposit Agreement. The Depositary may withhold any such distribution of securities if it has not received satisfactory assurances from the Company that such distribution does not require registration under the
Securities Act of 1933.
If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may, subject to the Deposit Agreement, distribute to the Owners of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary
Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the
deposit of Shares and the issuance of American Depositary
Shares evidenced by Receipts, including the withholding of
any tax or other governmental charge as provided in
Section 4.11 of the Deposit Agreement and the payment of
the fees and expenses of the Depositary as provided in
Article 7 hereof and Section 5.09 of the Deposit
Agreement. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the
Depositary will use reasonable efforts to sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1 of the Deposit
Agreement.  If additional Receipts are not so distributed,
each American Depositary Share shall thenceforth also
represent the additional Shares distributed upon the
Deposited Securities represented thereby.
In the event that the Depositary determines that any
distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may, after attempting by reasonable means to consult with the Company, by public
or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges,
and the Depositary shall distribute the net proceeds of any
such sale after deduction of such taxes or charges to the
Owners of Receipts entitled thereto.
13	RIGHTS.
In the event that the Company shall offer or cause to be
offered to the holders of any Deposited Securities any
rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, after consultation with the Company, have discretion as to the procedure to be
followed in making such rights available to any Owners or
in disposing of such rights on behalf of any Owners and
making the net proceeds available to such Owners or, if by
the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary
shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary
shall distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such
Owner, warrants or other instruments therefor in such form
as it deems appropriate.
In circumstances in which rights would otherwise not be distributed, if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such
Owner, the Depositary will make such rights available to
such Owner upon written notice from the Company to the
Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required
under applicable law.
If the Depositary has distributed warrants or other
instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received
upon the exercise of the rights, and upon payment of the
fees and expenses of the Depositary and any other charges
as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall
cause the Shares so purchased to be delivered to the
Depositary on behalf of such Owner.  As agent for such
Owner, the Depositary will cause the Shares so purchased
to be deposited pursuant to Section 2.2 of the Deposit
Agreement, and shall, pursuant to Section 2.3 of the
Deposit Agreement, execute and deliver Receipts to such
Owner provided, however, that in the case of a distribution pursuant to the preceding paragraph, such deposit may be made, and depositary shares may be delivered, under
depositary arrangements which provide for issuance of
depositary receipts subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under applicable
United States laws.
If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American
Depositary Shares held by the Owners to whom it has
determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in
Section 5.9 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the
Deposit Agreement) for the account of such Owners
otherwise entitled to such rights, warrants or other
instruments, upon an averaged or other practical basis
without regard to any distinctions among such Owners
because of exchange restrictions or the date of delivery of
any Receipt or otherwise.
The Depositary will not offer rights to Owners unless both
the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of
1933 with respect to a distribution to all Owners or are registered under the provisions of such Act provided, that nothing in the Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration
statement declared effective. If an Owner requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration
under such Act, the Depositary shall not effect such
distribution unless it has received an opinion from
recognized counsel in the United States for the Company
upon which the Depositary may rely that such distribution
to such Owner is exempt from such registration.
The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in
particular.
14	CONVERSION OF FOREIGN CURRENCY.
Whenever the Depositary or the Custodian shall receive
Foreign Currency, by way of dividends or other
distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the judgment of
the Depositary be converted on a reasonable basis into
Dollars and the resulting Dollars transferred to the United States, the Depositary shall, as promptly as practicable, convert or cause to be converted, by sale or in any other
manner that it may determine, such Foreign Currency into
Dollars, and such Dollars shall, as promptly as practicable, be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such
Dollars, then to the holders of such warrants and/or
instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among
Owners on account of exchange restrictions, the date of
delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the
Depositary as provided in Section 5.9 of the Deposit
Agreement.
If such conversion or distribution can be effected only with the approval or license of any government or agency
thereof, the Depositary shall file such application for
approval or license as it may deem desirable.
If at any time the Depositary shall determine that in its judgment any Foreign Currency received by the Depositary or the Custodian is not convertible on a reasonable basis
into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the
opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary
may distribute the Foreign Currency (or an appropriate
document evidencing the right to receive such Foreign
Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency uninvested and without
liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.
If any such conversion of Foreign Currency, in whole or in
part, cannot be effected for distribution to some of the
Owners entitled thereto, the Depositary may in its
discretion make such conversion and distribution in Dollars
to the extent permissible to the Owners entitled thereto and may distribute the balance of the Foreign Currency received
by the Depositary to, or hold such balance uninvested and
without liability for interest thereon for the respective accounts of, the Owners entitled thereto.
15	RECORD DATES.
Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the
Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or
convenient, the Depositary shall fix a record date, which
date shall, to the extent practicable, be the same as the
record date for the Deposited Securities or as near thereto
as practicable, (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof,
(ii) entitled to give instructions for the exercise of voting rights at any such meeting or (iii) responsible for any fees or changes assessed by the Depositary pursuant to the Deposit Agreement, or (b) on or after which each American
Depositary Share will represent the changed number of
Shares, subject to the provisions of the Deposit Agreement.
16	VOTING OF DEPOSITED SECURITIES.
The parties hereto acknowledge that, as of the date of the Deposit Agreement, the Shares do not entitle holders thereof to vote on matters presented to a vote of
stockholders of the Company except in very limited
circumstances as provided under Brazilian corporate law.
With respect to matters as to which holders of Shares are entitled to vote, the following voting provisions apply.
Upon receipt of notice of any meeting of holders of Shares
or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners of Receipts a notice, the
form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the
Depositary from the Company, (b) a statement that the
Owners of Receipts as of the close of business on a
specified record date will be entitled, subject to any
applicable provision of law and of the Bylaws, to instruct
the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited
Securities represented by their respective American
Depositary Shares and (c) a statement as to the manner in
which such instructions may be given.  Upon the written
request of an Owner of a Receipt on such record date,
received on or before the date established by the
Depositary for such purpose, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities represented
by such American Depositary Shares evidenced by such
Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities other than in accordance with such instructions.
17	CHANGES AFFECTING DEPOSITED
SECURITIES.
In circumstances where the provisions of Section 4.3 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, splitup, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the
Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange
for, in conversion of, in replacement for or in respect of Deposited Securities shall be treated as new Deposited
Securities under the Deposit Agreement, and the
outstanding American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so
received in exchange or conversion, unless additional
Receipts are delivered pursuant to the following sentence.
In any such case the Depositary may, and shall if the
Company shall so request, subject to this Deposit
Agreement execute and deliver additional Receipts as in
the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.
18	LIABILITY OF THE COMPANY AND
DEPOSITARY.
Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner, Beneficial Owner or any
other person of any Receipt if, by reason of any provision
of any present or future law or regulation of the United
States or any other country, or of any other governmental or regulatory authority, or by reason of any provision, present or future, of the  Bylaws, or by reason of any provision of
any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of
God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which
by the terms of the Deposit Agreement or Deposited
Securities it is provided shall be done or performed nor
shall the Depositary or the Company or any of their
respective directors, employees, agents or affiliates incur
any liability to any Owner or Beneficial Owner by reason of
any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the
Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit
Agreement.  Where, by the terms of a distribution pursuant
to Section 4.1, 4.2 or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the
Deposit Agreement, such distribution or offering may not
be made available to Owners of Receipts, and the
Depositary may not dispose of such distribution or offering
on behalf of such Owners and make the net proceeds
available to such Owners, then the Depositary shall not
make such distribution or offering, and shall allow any
rights, if applicable, to lapse. Neither the Company nor the Depositary nor any of their respective directors, employees, agents or affiliates assumes any obligation or shall be subject to any liability under the Deposit Agreement to
Owners or Beneficial Owners of Receipts, except that they
agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith.
The Depositary shall not be subject to any liability with
respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts on behalf of any other person, and the Custodian shall not be under any
obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the
Depositary.  Neither the Depositary nor the Company nor
any of their respective directors, employees, agents or affiliates shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for
deposit, any Owner or Beneficial Owner of a Receipt, or
any other person believed by it in good faith to be
competent to give such advice or information. Each of the Depositary and the Company may rely and will be protected in acting upon any written notice, request,
direction or other documents believed by it to be genuine
and to have been signed or presented by the proper party or parties. The Depositary and its directors, employees, agents and affiliates shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the
effect of any such vote, provided that any such action or nonaction is in good faith. The Depositary shall not be liable for any acts or omissions made by a successor
depositary whether in connection with a previous act or
omission of the Depositary or in connection with a matter
arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.  No disclaimer of liability
under the Securities Act of 1933 is intended by any
provision of the Deposit Agreement.
19	RESIGNATION AND REMOVAL OF THE
DEPOSITARY APPOINTMENT OF
SUCCESSOR CUSTODIAN.
The Depositary may at any time resign as Depositary
hereunder by written notice of its election so to do
delivered to the Company, such resignation to take effect
upon the appointment of a successor depositary and its
acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by 90 days prior written notice of such
removal, to become effective upon the later of (i) the 90th
day after delivery of the notice to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment.  Whenever the Depositary in its
discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute custodian.
20	AMENDMENT.
The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the
Depositary without the consent of Owners or Beneficial
Owners of Receipts in any respect which they may deem
necessary or desirable.  Any amendment which shall impose
or increase any fees or charges (other than taxes and other governmental charges, registration fees and cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall,
however, not become effective as to outstanding Receipts
until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner and Beneficial Owner
of a Receipt, at the time any amendment so becomes
effective, shall be deemed, by continuing to hold such
Receipt or an interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair
the right of the Owner of any Receipt to surrender such
Receipt and receive therefor the Deposited Securities
represented thereby except in order to comply with
mandatory provisions of applicable law.
21	TERMINATION OF DEPOSIT AGREEMENT.
The Depositary at any time at the direction of the
Company, shall terminate the Deposit Agreement by
mailing notice of such termination to the Owners of all
Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing
notice of such termination to the Company and the Owners
of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit
Agreement.  On and after the date of termination, the
Owner of a Receipt will, upon (a) surrender of such Receipt
at the Depositarys Corporate Trust Office, (b) payment of
the fee of the Depositary for the surrender of Receipts
referred to in Section 2.5 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the
amount of Deposited Securities represented by the
American Depositary Shares evidenced by such Receipt.  If
any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts
under the Deposit Agreement, except that the Depositary
shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or
other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance
with the terms and conditions of the Deposit Agreement,
and any applicable taxes or governmental charges).  At any
time after the expiration of one year from the date of termination, the Depositary may sell the Deposited
Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it
thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which
have not theretofore been surrendered, such Owners
thereupon becoming general creditors of the Depositary
with respect to such net proceeds.  After making such sale,
the Depositary shall be discharged from all obligations
under the Deposit Agreement, except to account for such
net proceeds and other cash (after deducting, in each case,
the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  Upon the termination of the Deposit Agreement,
the Company shall be discharged from all obligations under
the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.
22	SUBMISSION TO JURISDICTION.
In the Deposit Agreement, the Company has (i) appointed
[CT Corporation System, 111 Eighth Avenue, New York,
New York 10011], in the State of New York, as the
Companys authorized agent upon which process may be
served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American
Depositary Shares, the Receipts or this Agreement, (ii)
consented and submitted to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon
the Company in any such suit or proceeding.
23	DISCLOSURE OF INTERESTS.
To the extent that provisions of or governing any Deposited Securities may require, the Company and the Depositary may from time to time request Owners, former Owners,
Beneficial Owners or former Beneficial Owners to provide information as to the capacity in which they own or owned Receipts or own or owned such beneficial interest and regarding the identity of any other persons then or
previously interested in such Receipts and the nature of
such interest and various other matters.  Each such Owner
or Beneficial Owner agrees to provide any such information requested by the Company or the Depositary pursuant to this Section. The Depositary agrees to use its reasonable efforts to comply, at the Companys expense, with the reasonable and practicable written instructions from the
Company requesting that the Depositary forward any such
requests to the Owners or Beneficial Owners and forward
to the Company any such responses to such requests
received by the Depositary.
Each of the Depositary and the Company shall furnish to
the CVM and the Central Bank any information and
documents related to the Receipts and the Depositarys
obligations thereunder as may be requested by such
authorities from time to time, whether such information and documents are requested from the Depositary or the
Company.  In the event that the Depositary or the
Custodian shall be advised (in writing) by reputable
independent Brazilian counsel that the Depositary or
Custodian reasonably could be subject to criminal, or
material, as reasonably determined by the Depositary, civil, liabilities as a result of the Company having failed to provide such information or documents reasonably available
only through the Company, the Depositary shall have the
right to terminate the Deposit Agreement upon at least 15
days prior notice to the Owners and the Company, and the Depositary shall not be subject to any liability under the Deposit Agreement on account of such resignation or such determination. The effect of any such termination of the
Deposit Agreement shall be as provided in Section 6.2 of
the Deposit Agreement.
24.	OWNERSHIP RESTRICTIONS COMPLIANCE
WITH INFORMATION 	REQUESTS.

The Company may restrict transfers of Shares that might result in ownership of Shares exceeding the limited under applicable law or the Bylaws. The Company may also restrict, in any manner it deems appropriate, transfer of American Depositary Shares that may result in the total number of Shares represented by the American Depositary Shares beneficially owned by an Owner or Beneficial
Owner to exceed the limits under any applicable law or the Bylaws. The Company may, in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Owner or Beneficial Owner that exceeds a limitation referred to in the preceding sentence including, but not limited to, a mandatory sale or disposition on behalf of that Owner or Beneficial Owner of the Shares represented by the American Depositary Shares held by that Owner or Beneficial Owner that exceeds that limitation, if and to the extent that such a disposition is permitted by applicable law. The Depositary shall, at the sole expense of the Company, use its reasonable efforts to comply with reasonable and practicable written instructions it receives from the Company pursuant to this Section 3.05. The Company represents that, as of the date of the Deposit Agreement, there are no limitations on ownership of Shares under applicable laws of Brazil, the Bylaws or any provisions of or governing Deposited Securities.
Each Owner shall comply with requests from the Company pursuant to Brazilian law, the rules of the Brazilian Stock Exchange and any other stock exchange on which the Shares are registered, traded or listed or the Bylaws, which are made to provide information, inter alia, as to the capacity in which the Owner owns Receipts (and Shares, as the case may be) and regarding the identity of any other person interested in those Receipts and the nature of that interest. The Depositary shall use its reasonable efforts to comply, at the Companys expense, with reasonable and practicable written instructions it receives from the Company requesting that the Depositary forward a request for information to the Owners and to forward to the Company any responses to that request the Depositary receives, if that disclosure is permitted under applicable law.


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